SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549


                                 FORM 8-K


                               CURRENT REPORT



Pursuant  to  Section 13 or 15(d)  of  the  Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   May 28, 1997


                MONMOUTH REAL ESTATE INVESTMENT CORPORATION
           (Exact name of registrant as specified in its charter)



          Delaware                  0-4258              22-1897375
  (State or other jurisdiction    (Commission         (IRS Employer
     of incorporation)            File Number)     Identification Number)



       125 Wyckoff Road, Eatontown, NJ  07724
     (Address of principal executive offices)



     Registrant's telephone number, including area code  (732) 542-4927




     (Former name or former address, if changed since last  report.)


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     Item 5.  Other Events.

           On May 27, 1997, Monmouth Real Estate Investment Corporation (Registrant) purchased a 148,000 square foot warehouse facility in Fayetteville, North Carolina from CK Fayetteville #1, LLC, an unrelated entity. This warehouse facility is 100% net leased to Belk Enterprises, Inc. The purchase price was approximately $4,600,000. Monmouth Real Estate Investment Corporation paid approximately $100,000 in cash, used approximately $1,100,000 of its revolving line of credit with Summit Bank and assumed an existing mortgage of approximately $3,400,000. This mortgage payable is at an interest rate of 7.8% and is due August 1, 2006. The property acquired was commercial rental property and will continue to be used as such.

     The following are the material factors to be considered in assessing the property:

        *    Description   of   Property   -   The  property
acquired  is  a  148,000  square  foot   warehouse  facility
located   at   Tom   Starling  Road   and   Interstate   95,
Fayetteville, North Carolina.

       *   Occupancy  Rate  and  Number  of  Tenants  -  The
commercial     rental            property    acquired    was
constructed  in  1996.    Commencing    June  4,  1996,  the
property   was  100%  occupied under a  10-year   net  lease
agreement with Belk Enterprises, Inc. This net lease agreement provides that operating expenses, including property taxes, insurance, landscaping, utilities and repairs in the ordinary course of business, be borne by the tenant.

      *    Principal  Business of Tenant - Belk Enterprises,
Inc.   uses   this   property  as  a  distribution   center.
Registrant   believes that the Belk Enterprises,  Inc.  will
continue to use this property as such.

     * Principal Provisions of Lease - The following are the principal provisions of the lease:


     Term                        Monthly Rent

     6/4/96-5/31/01               $ 36,830
     6/1/01-5/31/06                 41,475

      At the end of the lease term, the tenant has two (5) year options to renew at a rent based on the increase in the consumer price index, but not less than $42,575 per month.

          The Seller assigned the lease to Registrant.

      * Basis of Acquired Property for Depreciation - The basis for depreciation is the purchase price of the property. Approximately 96% of the purchase price is attributable to building and improvements, which will be depreciated over a 39 year life on a straight-line basis (Modified Accelerated Recovery System). The residual is attributable to land.

      *   Anticipated  Capital Improvements - The Registrant
does   not  anticipate  any significant capital improvements
during the  term of the lease described above.

      *    Insurance Coverage - Insurance on the property is
paid  for by the tenant.   In the opinion of the registrant,
this coverage is adequate.

      Registrant knows of no other material factors relating to the property acquired other that those discussed in this Form 8-K.

      The  following  is  pro forma  financial  information.
The  impact   of   the property  acquired to  the  financial
statements of the  Registrant is as follows:


     ADJUSTMENTS  TO  STATEMENT  OF  INCOME

     Rental   and  Occupancy Charges - Increase of $473,000 based  upon
     amortization of total rental payments for scheduled rent over the remaining lease term for scheduled rent.

     Interest Expense - Increase of $360,000 based upon a mortgage of $3,437,000 at 7.8% interest and total monthly principal and interest payments of $28,841, and a revolving line of credit balance increase of $1,100,000 at prime (currently 8.5%).

     Depreciation Expense - Increase of $110,000 based upon 96% of the
     purchase   price  being  attributed  to  building  and improvements,
     and straight-line depreciation over a 39 year life.

     Net Income - Increase of $3,000 (rental and occupancy charges less interest expense and depreciation expense).

     The effect of cash made available by operations will be an increase of $113,000 (net income plus depreciation).

     ADJUSTMENTS TO THE BALANCE SHEET AT DATE OF PURCHASE

     Cash and Cash Equivalents - Decrease of $100,000, the amount of cash used for the purchase.

     Land   and   Buildings,  Improvements and Equipment  - Increase  of
     $4,600,000, based on the purchase price.

     Notes Payable - Increase of $1,100,000, the amount used on the revolving line of credit.

     Mortgage Notes Payable - Increase of $3,400,000, the amount of the mortgage on the acquired property.

     Registrant knows of no other financial statement item which would be materially affected by the acquired property.

                         SIGNATURES


       Pursuant   to  the  requirements  of  the  Securities Exchange Act of
1934, the   registrant  has duly caused this  report  to  be signed on its behalf by the undersigned hereunto duly authorized.



                            MONMOUTH REAL ESTATE INVESTMENT CORPORATION


                             /s/ Eugene W. Landy
                                 EUGENE W. LANDY
                                 President


     Date       June 11, 1997